SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): October 1, 2004

REMOTE DYNAMICS, INC.

(Exact Name of Registrant as Specified in Charter)

DELAWARE	0-26140	51-0352879

(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

1155 Kas Drive, Suite 100, Richardson, Texas 75081
(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (972) 301-2000

(Former Name or Former Address, if Changed Since Last Report)

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Lisiting.

     On October 1, 2004, Remote Dynamics, Inc. (the “Company”) received notice from Nasdaq stating that for the previous 30 days the Company’s common stock had closed below the minimum $1.00 per share requirement for continued inclusion under Marketplace Rule 4310(c)(4). In accordance with Marketplace Rule 4310(c)(4), the company was provided 180 calendar days, or until Mar. 30, 2005, to regain compliance. In order to regain compliance, the company must demonstrate a closing bid price for its common stock of $1.00 per share or more for a minimum of 10 consecutive business days. The Company has not determined to take any particular course of action at this time with respect to the Nasdaq notice.

     The written notice further provided that if compliance with the $1.00 minimum bid price requirement cannot be demonstrated by the company by Mar. 30, 2005, the Nasdaq Staff will grant the Company an additional 180 calendar days to regain compliance, if at that time, the Company meets The Nasdaq SmallCap Market initial listing requirements as set forth in Marketplace Rule 4310(c), except for the $1.00 minimum bid price requirement. The written notice provided that if the Company has not regained compliance with the $1.00 minimum bid price requirement during the second 180 day compliance period, but again satisfies The Nasdaq SmallCap Market initial listing requirements as set forth in Marketplace Rule 4310(c), except for the $1.00 minimum bid price requirement at the end of such period, the Company would be afforded an additional compliance period up to its next shareholder meeting to regain compliance, provided that the Company commits: (1) to seek shareholder approval for a reverse stock split at or before its next shareholder meeting and (2) promptly thereafter effects the reverse stock split. Such shareholder meeting must occur within 2 years following Oct. 1, 2004. If the Company fails to regain compliance with $1.00 minimum bid requirement during the third compliance period and is not eligible for an additional compliance period, the Nasdaq Staff would notify the Company at that time that the Company’s securities would be delisted and the Company would have the right to appeal such delisting to the Nasdaq Listing Qualifications Panel which stays the effect of the delisting pending a hearing on the matter before the Panel.

     A copy of the press release, dated October 4, 2004, announcing the Nasdaq delisting warning letter, is attached hereto as Exhibit 99.1. The delisting warning letter from Nasdaq, dated October 1, 2004, is attached hereto as Exhibit 99.2.

Item 9.01. Financial Statements and Exhibits

     (c) Exhibits. The following exhibits are filed with this document:

Exhibit No.	Description
99.1	Press Release, dated October 4, 2004, announcing the Nasdaq delisting warning letter.

99.2	Delisting warning letter from Nasdaq to the Company, dated October 1, 2004.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REMOTE DYNAMICS, INC.
/s/ W. Michael Smith
W. Michael Smith
Executive Vice President and Chief Financial Officer

Date: October 4, 2004

Exhibit No.	Description
99.1	Press Release, dated October 4, 2004, announcing the Nasdaq delisting warning letter.

99.2	Delisting warning letter from Nasdaq to the Company, dated October 1, 2004.